UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2006 (January 30, 2006)

COMSTOCK HOMEBUILDING COMPANIES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 SUNSET HILLS ROAD, 5TH FLOOR
RESTON, VIRGINIA 20910
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (703) 883-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On January 31, 2006 (the “Closing Date”), Comstock Carter Lake, L.C., a Virginia limited liability company (the “Subsidiary”), a wholly-owned subsidiary of Comstock Homebuilding Companies, Inc. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”), with Bank of America, N.A. (the “Lender”).  Pursuant to the Loan Agreement, Lender loaned $26 million to Subsidiary to provide a major portion of the financing needed to acquire a condominium conversion project in Reston, Fairfax County, Virginia.  The Company is a guarantor of Subsidiary’s obligations under the Loan Agreement pursuant to a Guaranty Agreement that the Company executed in favor of the Lender on the Closing Date (the “Guaranty”).  The material terms of the Loan Agreement and the Guaranty are provided in Item 2.03 below.  The disclosure provided in Items 2.01 and 2.03 of this Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01.        Completion of Acquisition or Disposition of Assets.

The property that will be converted into a condominium was acquired pursuant to the Agreement of Purchase and Sale, dated June 23, 2005 (as amended, the “Purchase Agreement”), by and between Subsidiary and ER Carter, L.L.C., a Delaware limited liability company.  The Purchase Agreement provides for the acquisition by Subsidiary of the 259-unit property to be converted into a 258-unit condominium or condominiums, for a purchase price of approximately $36.2 million.  Subsidiary’s entry into the Purchase Agreement was previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 9, 2005.

Item 2.02.        Results of Operations and Financial Conditions.

On January 30, 2006, the Company issued a press release announcing preliminary results for the three months and twelve months, respectively, ended December 31, 2005, including new orders, new order revenue, settlements and backlog information.  A copy of the press release is furnished herewith as Exhibit 99.1 and this exhibit is incorporated by reference in its entirety into this Item 2.02.

The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As provided in Item 1.01, on the Closing Date, Subsidiary entered into the Loan Agreement and the Company entered into the Guaranty.  Pursuant to the Guaranty, the Company has unconditionally and irrevocably guaranteed the payment and performance obligations of Subsidiary under the Loan Agreement, including environmental issues.

The term of the loan is for six months, beginning as of the Closing Date.  The Loan Agreement requires Subsidiary to furnish evidence of Subsidiary’s minimum equity investment in the conversion project in the amount of $10.25 million.  The Guaranty requires the Company to maintain certain tangible net worth and also to maintain a certain leverage ratio (liabilities to net worth) at all times during the term of the loan.

The Loan Agreement contains customary covenants by Subsidiary for transactions of this type, including covenants regarding inspections by Lender, mechanics’ liens, real estate taxes, compliance with laws, transfer and changes in organization, financial reports and adequate insurance.  The Loan Agreement contains customary events of default, including for non-payment, breaches of contract, false or a materially misleading representation or warranty, insolvency or dissolution of Subsidiary or the Company, destruction of the property, material adverse change or cross-defaults in other loans with Lender.  Upon the occurrence of an event of default, the outstanding obligations under the Loan Agreement may be accelerated and become due and payable immediately.

The Lender has in the past provided the Company and its subsidiaries with other loans to finance similar projects.

The disclosure provided in Items 1.01 and 2.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.                                          Financial Statements and Exhibits.

(c)     Exhibits.

10.1         Agreement of Purchase and Sale, dated June 23, 2005, by and between Comstock Carter Lake, L.C. and E.R. Carter, L.L.C. (incorporated by reference to an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005).

99.1         Press Release by Comstock Homebuilding Companies, Inc., dated January 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 3, 2006

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:	/s/ Jubal R. Thompson
Jubal R. Thompson
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Agreement of Purchase and Sale, dated June 23, 2005, by and between Comstock Carter Lake, L.C. and E.R. Carter, L.L.C. (incorporated by reference to an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005).

99.1	Press Release by Comstock Homebuilding Companies, Inc., dated January 30, 2006.